SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 1, 2004

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                          COMMAND SECURITY CORPORATION
             (Exact name of registrant as specified in its charter)

            New York                      0-18684                14-1626307
 (State or other jurisdiction of   (Commission file number)   (I.R.S. employer
  incorporation or organization)                             identification no.)

            Lexington Park
         Lagrangeville, New York                                  12540
 (Address of principal executive offices)                       (Zip code)



       Registrant's telephone number, including area code: (845) 454-3703

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                          COMMAND SECURITY CORPORATION
                                    FORM 8-K
                                 CURRENT REPORT

                                TABLE OF CONTENTS

                                                                           Page
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Item 8.01.  Other Events.....................................................3

Signature....................................................................4





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Item 8.01   Other Events

      On September 1, 2004, the registrant received notice of a lawsuit filed against it by William C. Vassell, the registrant's Chief Executive Officer, in the New York Supreme Court for the County of Duchess. According to the summons received by the registrant, Mr. Vassell is claiming damages for (i) constructive termination and breach of Mr. Vassell's employment agreement by the registrant as a result of his suspension by the registrant's board of directors with full continuing compensation and benefits, pending the results of an independent investigation and (ii) defamatory publications.

      The registrant strongly believes that there is no basis for Mr. Vassell's claims and intends to continue its independent investigation, as it believes it is required to do so in accordance with its obligations under applicable federal securities laws. The registrant further believes that the lawsuit is without merit and intends to vigorously contest Mr. Vassell's claims.





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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, Command Security Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2004

                                       COMMAND SECURITY CORPORATION


                                       By: /s/ Gordon Robinett
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                                          Name:  Gordon Robinett
                                          Title: Chief Financial Office





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